Exhibit 5.1

[Opinion of]

CRAVATH, SWAINE & MOORE LLP
[New York Office]

, 2007

Ladies and Gentlemen:

We have acted as counsel for OSG America L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration statement on Form S-8 (the “Registration Statement”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to 250,000 common units representing limited partner interests (the “Common Units”) issuable pursuant to the OSG America L.P. 2007 Omnibus Incentive Compensation Plan (the “Plan”).

In that connection, we have examined the Delaware Revised Uniform Limited Partnership Act (the “Act”), the Registration Statement and the exhibits thereto, and originals or copies certified or otherwise identified to our satisfaction of such documents, partnership records, certificates of public officials and officers or representatives of the Partnership and other instruments and documents as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the Plan.

Based on the foregoing, we are of the opinion that Common Units have been duly and validly authorized, and when, and if, issued pursuant to the terms of the Plan will be validly issued, fully paid and non-assessable, except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Act.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP
Cravath, Swaine & Moore LLP

OSG America L.P.

Two Harbour Place

302 Knights Run Avenue

Suite 1200

Tampa, Florida 33602